Exhibit 1

                           ARTICLES OF AMENDMENT
        TO SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                       DUKE-WEEKS REALTY CORPORATION

       The undersigned officer of Duke-Weeks Realty Corporation (the "Corporation"), existing pursuant to the Indiana Business Corporation Law, as amended (the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Second Amended and Restated Articles of Incorporation, certifies the following facts:

                                 ARTICLE I
                                 AMENDMENT

     Section 1.  The date of incorporation of the Corporation is March 12, 1992.
     ---------
     Section 2.
     ---------
      The name of the Corporation following this amendment to the Articles of Incorporation is Duke-Weeks Realty Corporation

     Section 3.
     ---------
      Article         of  the  Second Amended and  Restated  Articles  of
             --------
Incorporation is amended to add Sections       , the exact text of which  is
set forth in EXHIBIT A hereto.          -------

                                ARTICLE II
                        MANNER OF ADOPTION AND VOTE

     Section 1.     Action by Directors.
     ---------      -------------------
      The Board of Directors of the Corporation duly adopted a resolution proposing to amend the terms and provisions of Article of the Second
                                                       ------
Amended  and  Restated  Articles of Incorporation  These  resolutions  were
adopted  at  a  meeting duly held on        , 1999 at which  a  quorum  was
present.                            -------

     Section 2.     Action by Shareholders.
     ---------      ----------------------
      Pursuant to I.C. 23-1-25-2(d), the Shareholders of the Corporation were not required to vote with respect to this amendment to the Second Amended and Restated Articles of Incorporation.

     Section 3.     Compliance with Legal Requirements.
     ---------      ----------------------------------
      The manner of adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Second Amended and Restated Articles of
Incorporation,  and  the  Second  Amended  and  Restated  By-Laws  of   the
Corporation.


     Executed this     day of     , 1999.
                  ----       ----
                                             -----------------------

                                 Exhibit A

6.10 Series F Preferred Stock.
     ------------------------
     Pursuant to the authority granted under Section 6.01 of the Corporation's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 8.00% Series F Cumulative Redeemable Preferred Shares (the "Series F Preferred Stock"), the holders of which shall receive units representing one one-thousandth (1/1,000) of a share (the "Units") of such Series F Preferred Stock, on the following terms:

     (a)  Number.
          ------
          The maximum number of authorized shares of the Series F Preferred Stock shall be 7,400.

     (b)  Relative Seniority.
          ------------------
          In respect of rights to receive dividends and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series F Preferred Stock shall rank (a) senior to any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, junior to the Series F Preferred Stock (collectively, "Junior Stock"), (b) senior to any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, junior to the Series F Preferred Stock (collectively, "Fully Junior Stock"), and (c) on a parity with any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series F Preferred Stock, if the holders of such class or series of Equity Stock and the Series F Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (collectively, "Parity Stock").

     (c)  Dividends.
          ---------
           (1) The holders of the then outstanding Units shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $2.00 per share per year, payable in equal amounts of $0.50 per share quarterly in cash on the last day of each January, April, July and October or, if not a Business Day (as hereinafter defined), the next succeeding Business Day. Dividends shall begin to accrue and shall be fully cumulative from the first date on which the pertinent Units of the Series F Preferred Stock are issued and sold and shall first be payable on October 31, 1997 (each such payment date being hereafter called a "Quarterly Dividend Date" and each period ending on a Quarterly Dividend Date being hereinafter called a "Dividend Period"). Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the "Record Date"), which shall be the 15th day of the calendar month in which the applicable Quarterly Dividend Date falls on or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 50 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of the actual number of days in such period. Dividends paid on the Units in an amount less than the total amount of such dividends at the time accrued and payable on such Units shall be allocated pro rata on a per share basis among all such Unit at the time outstanding.

     "Business  Day" shall mean any day, other than a Saturday  or  Sunday,
     that   is  neither  a  legal  holiday  nor  a  day  on  which  banking institutions in New York City are authorized or required by law, regulation or executive order to close.

           (2) The amount of any dividends accrued on any Units at any Quarterly

     Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any Units of Series F Preferred Stock at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $2.00 per Unit for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on the actual number of days in such period.

           (3) Except as provided in this Section 6.10, the Units will not be entitled to any dividends in excess of full cumulative dividends as described above and shall not be entitled to participate in the earnings or assets of the Corporation, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Units which may be in arrears.

           (4) Any dividend payment made on the Units shall first be credited against the earliest accrued but unpaid dividend due with respect to such Units which remains payable.

           (5) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Code), any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of shares (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Units shall equal
     (i) the Capital Gains Amount multiplied by (ii) a fraction that is equal to (a) the total dividends paid or made available to the holders of the Units of the Series F Preferred Stock for the year over (b) the Total Dividends.

           (6) No dividends on the Units shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Units will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

           (7) So long as any Units of Series F Preferred Stock remain outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Units for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Units and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Units and accumulated and unpaid on such Parity Stock.

          (8) So long as any Units of Series F Preferred Stock remain outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock or Fully Junior Stock, nor shall any Junior Stock or Fully Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the

     Corporation, directly or indirectly (except by conversion into or exchange for shares of Fully Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding Units of Series F Preferred Stock and any other Parity Stock of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Units and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Units and the current dividend period with respect to such Parity Stock.

     (d)  Liquidation Rights
          ------------------
           (1) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Units then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Stock, the amount of $25.00 per Unit, plus accrued and unpaid dividends thereon.

           (2) After the payment to the holders of the Units of the full preferential amounts provided for in this Section 6.10, any other series or class of Junior Stock or Fully Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid, and the holders of the Units, as such, shall have no right or claim to any of the remaining assets of the Corporation.

            (3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Units and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Units and any such other Parity Stock if all amounts payable thereon were paid in full.

           (4) Neither a consolidation nor a merger of any other entity into or with the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.10

     (e)  Redemption by the Corporation.
          -----------------------------
          (1)  Optional Redemption.
               -------------------
               On and after October 10, 2002, the Corporation may, at its option, redeem at any time all or, from time to time, any part of the Series F Preferred Stock at a price per Unit (the "Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Redemption Date"), without interest, to the full extent the Company has funds legally available therefor. The Series F Preferred Stock shall have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

          (2)  Procedures of Redemption.
               ------------------------
          (i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 90 days prior to the Redemption Date. Notice of any redemption will also be mailed by the registrar, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to each  holder of record of the Units to be redeemed at the address
     set  forth  in the share transfer records of the registrar.   Any
     notice mailed in the manner provided herein shall be conclusively presumed to have been given on the date mailed whether or not the holder  received the notice.  No failure to give such  notice  or any  defect  therein or in the mailing thereof shall  affect  the validity  of  the  proceedings for the redemption  of  any  Units except  as  to the holder to whom the Corporation has  failed  to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the  applicable  rules of any exchange upon which  Units  may  be listed or admitted to trading, such notice shall state: (a) the Redemption Date; (b) the Redemption Price; (c) the number of
     Units  of Series F Preferred Stock to be redeemed; (d) the  place or places where certificates for such Units are to be surrendered for  payment  of the Redemption Price; and (e) that dividends  on the  Units  to  be  redeemed  will cease  to  accumulate  on  the
     Redemption  Date.   If fewer than all of the Units  of  Series  F
     Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Units of Series F Preferred Stock to be redeemed from such holder.

                 (ii)  If  notice  has  been  mailed  in  accordance   with
          subparagraph (e)(2)(i) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Units so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the Units so called for redemption shall cease to accumulate, and said Units shall no longer be deemed to be outstanding and shall not have the status of Units of Series F Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Units of Series F Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Units of Series F Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the Units of Series F Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued presenting the unredeemed Units of Series F Preferred Stock without cost to the holder thereof.

                (iii) Any funds deposited with a bank or trust company for the purpose of redeeming Units of Series F Preferred Stock shall be irrevocably deposited except that:

                     (A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any Units redeemed shall have no claim to such interest or other earnings; and

                     (B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Units entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the Units entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

                (iv) No Units of Series F Preferred Stock may be redeemed except from proceeds from the sale of other capital stock of the Corporation, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

                (v) Unless full accumulated dividends on all Units of Series F Preferred Stock and any other class or series of Parity Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Units or Parity Stock shall be redeemed or purchased or otherwise acquired directly or indirectly; provided, however, that the foregoing shall not prevent the redemption of Units or Parity Stock to preserve the Corporation's REIT status or the purchase or acquisition of Units or Parity Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Units of Series F Preferred Stock or Parity Stock, as the case may be.

                (vi) If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose name the Units of Series F Preferred Stock to be redeemed are registered at the close of business on such Record Date notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation's default in the payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on Units to be redeemed.

                (vii) In case of redemption of less than all of the Units of the Series F Preferred Stock at the time outstanding, the Units of Series F Preferred Stock to be redeemed shall be selected by the Corporation by lot or pro rata from the holders of record of such Units in proportion to the number of Units of Series F Preferred Stock held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation in its sole and absolute discretion.

     (f)  Voting Rights.
          -------------
          Except as required by law, and as set forth below, the holders of the Units shall not be entitled to vote at any meeting of the shareholders of the Corporation for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders and the consent of the holders of the Units shall not be required for the taking of any corporate action.

              (1) If and whenever dividends payable on the Units or any series or class of Parity Stock shall be in arrears for six consecutive or otherwise Dividend Periods, whether or not declared, the number of directors then constituting the Board of Directors shall be increased by two, and the holders of such Units, together with the holders of shares of every other series of Parity Stock, voting together as a single class regardless of series, shall be entitled to vote for the election of two additional directors of the Corporation at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Units and the Parity Stock called as hereinafter provided. Whenever all arrears in dividends on the Units and the Parity Stock then outstanding shall have been paid and dividends thereon for the current Dividend Period shall have been paid or declared and set apart for payment, then the right of the holders of the Units and the Parity Stock to elect such additional two directors shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of
         any   similar  future  arrearages  in  six  consecutive   Dividend
         Periods), and the terms of office of all persons elected as directors by the holders of the Units and the Parity Stock shall immediately terminate and the number of the Board of Directors shall be reduced accordingly.

               (2) At any time after such voting rights shall have been so vested in the holders of the Units and the Parity Stock, the secretary of the Corporation may, and upon the written request of holders of record of at least ten percent (10%) of the Units then outstanding (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Units and of the Parity Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as provided above shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Units may call such meeting, upon the notice provided above, and for that purpose shall have access to the stock records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as provided above. If any vacancy shall occur among the directors elected by the holders of the Units and the Parity Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Units and the Parity Stock or the successor of such remaining director, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

               (3) So long as any Units of Series F Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Units and the Parity Stock outstanding at the time, acting as a single class regardless of series, given in person or by proxy, either in writing or at a meeting,

           (i) authorize or create, or increase the authorized or issued amount of, any class or series of Equity Securities ranking prior to the Series F Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

           (ii) amend, alter or repeal the provisions of the Articles of Incorporation, including this Amendment, so as to materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock, the Parity Stock or the holders thereof; provided, however, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create or to increase the authorized amount of shares of any class of any Fully Junior Stock or Junior Stock that are not senior in any respect to the Series F Preferred Stock, or any shares of any class ranking on a parity with the Series F Preferred Stock or the Parity Stock, shall not be deemed to adversely affect the rights, preferences, privileges or voting power of the Series F Preferred Stock; and provided further, however, that if any such amendment, alteration or repeal would materially and adversely affect any right, preference, privilege or voting power of the Series F Preferred Stock or another series of Parity Stock that is not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least two thirds of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least two thirds of the votes entitled to be cast by the holders of the Units of the Series F Preferred Stock and the Parity Stock otherwise entitled to vote in accordance herewith; or

           (iii) effect or validate a share exchange that affects the Series F Preferred Stock, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each Unit of Series F Preferred Stock (x) shall remain outstanding without a material and adverse change to its terms and rights or (y) shall be converted into or exchanged for preferred stock of the surviving entity having preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Unit of Series F Preferred Stock (except for changes that do not materially and adversely affect the holders of the Units).

      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Units of Series F Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

           (4) On each matter submitted to a vote of the holders of Units of the Series F Preferred Stock in accordance with this Section 6.10, or as otherwise required by law, each Unit of Series F Preferred Stock shall be entitled to one vote. With respect to each Unit of Series F Preferred Stock, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.

     (g)  Retirement.
          ----------
          Except as otherwise provided in the Articles of Incorporation, all Units of Series F Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class or series.

     (h)  Conversion.
          ----------
          The Units of Series F Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

     (i)  Record Holders.
          --------------
          The Corporation and the Corporation's transfer agent may deem and treat the record holder of any Units of Series F Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.

6.11.     Preferred Stock.
          ---------------
     Pursuant to the authority granted under Section 6.01 of the Corporation's Amended and Restated Articles of Incorporation (the "Articles of Incorporation"), the Board of Directors of the Corporation hereby establishes a series of preferred shares designated the 8.625% Series H Cumulative Redeemable Preferred Shares (the "Series H Preferred Stock"), the holders of which shall receive units representing one one-thousandth (1/1,000) of a share (the "Units") of such Series H Preferred Stock, on the following terms:.

     (a)  Number
          ------
The maximum number of authorized shares of the Series H Preferred Stock shall be 2,600.

     (b)  Relative Seniority.
          ------------------
          In respect of rights to receive dividends and to participate in distributions of payments in the event of any liquidation, dissolution or winding up of the Corporation, the Series H Preferred Stock shall rank (a) senior to any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, junior to the Series H Preferred Stock (collectively, "Junior Stock"), (b) senior to any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, junior to the Series H Preferred Stock (collectively, "Fully Junior Stock"), and (c) on a parity with any class or series of Equity Stock of the Corporation ranking, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series H Preferred Stock, if the holders of such class or series of Equity Stock and the Series H Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other (collectively, "Parity Stock").

     (c)  Dividends.
          ---------
      (1) The holders of the then outstanding Units shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative dividends at the rate of $2.15625 per share per year, payable in equal amounts of $0.5390625 per share quarterly in cash on the last day of each January, April, July and October or, if not a Business Day (as hereinafter defined), the next succeeding Business Day. Dividends shall begin to accrue and shall be fully cumulative from the first date on which the pertinent Units of the Series H Preferred Stock are issued and sold and shall first be payable on January 31, 1999 (each such payment date being hereafter called a "Quarterly Dividend Date" and each period ending on a Quarterly Dividend Date being hereinafter called a "Dividend Period"). Dividends shall be payable to holders of record as they appear in the share records of the Corporation at the close of business on the applicable record date (the "Record Date"), which shall be the 15th day of the calendar month in which the applicable Quarterly Dividend Date falls on or such other date designated by the Board of Directors of the Corporation for the payment of dividends that is not more than 50 nor less than 10 days prior to such Quarterly Dividend Date. The amount of any dividend payable for any Dividend Period shorter than a full Dividend Period shall be prorated and computed on the basis of the actual number of days in such period. Dividends paid on the Units in an amount less than the total amount of such dividends at the time accrued and payable on such Units shall be allocated pro rata on a per share basis among all such shares at the time outstanding.

      "Business Day" shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

     (2) The amount of any dividends accrued on any Units at any Quarterly Dividend Date shall be the amount of any unpaid dividends accumulated thereon, to and including such Quarterly Dividend Date, whether or not earned or declared, and the amount of dividends accrued on any Units of Series H Preferred Stock at any date other than a Quarterly Dividend Date shall be equal to the sum of the amount of any unpaid dividends accumulated thereon, to and including the last preceding Quarterly Dividend Date, whether or not earned or declared, plus an amount calculated on the basis of the annual dividend rate of $2.15625 per Units for the period after such last preceding Quarterly Dividend Date to and including the date as of which the calculation is made based on the actual number of days in such period.

      (3) Except as provided in this Section 6.11, the Series H Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above and shall not be entitled to participate in the earnings or assets of the Corporation, and no interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Units which may be in arrears.

      (4) Any dividend payment made on the Units shall first be credited against the earliest accrued but unpaid dividend due with respect to such Units which remains payable.

      (5) If, for any taxable year, the Corporation elects to designate as "capital gain dividends" (as defined in Section 857 of the Code), any portion (the "Capital Gains Amount") of the dividends paid or made available for the year to holders of all classes of shares (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocated to the holders of the Units shall equal (i) the Capital Gains Amount multiplied by (ii) a fraction that is equal to (a) the total dividends paid or made available to the holders of the Units for the year over (b) the Total Dividends.

      (6) No dividends on the Units shall be authorized by the Board of Directors or be paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibit such authorization, payment or setting apart for payment or provide that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Units will accrue whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

      (7) So long as any Units of Series H Preferred Stock remain outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Units for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon the Units and all dividends declared upon any other class or series of Parity Stock shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Units and accumulated and unpaid on such Parity Stock.

     (8) So long as any Units of Series H Preferred Stock remain outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Stock or Fully Junior Stock, nor shall any Junior Stock or Fully Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of any employee incentive or benefit plan of the Corporation or any subsidiary) for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such shares) by the Corporation, directly or indirectly (except by conversion into or exchange for shares of Fully Junior Stock), unless in each case (i) the full cumulative dividends on all outstanding Units of Series H Preferred Stock and any other Parity Stock of the Corporation shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Units and all past dividend periods with respect to such Parity Stock and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Units and the current dividend period with respect to such Parity Stock.

     (d)  Liquidation Rights.
          ------------------
      (1) Upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Units then outstanding shall be entitled to receive and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution shall be made on any Junior Stock, the amount of $25.00 per Unit, plus accrued and unpaid dividends thereon.

      (2) After the payment to the holders of the Units of the full preferential amounts provided for in this Section 6.11, any other series or class of Junior Stock or Fully Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid, and the holders of the Units, as such, shall have no right or claim to any of the remaining assets of the Corporation.

      (3) If, upon any voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Units and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Units and any such other Parity Stock if all amounts payable thereon were paid in full.

      (4) Neither a consolidation nor a merger of any other entity into or with the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the property or business of the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section 6.11.

     (e)  Redemption.
          ----------
     (1)  Optional Redemption.
          -------------------
     On and after November 12, 2003, the Corporation may, at its option, redeem at any time all or, from time to time, any part of the Series H Preferred Stock at a price per Unit (the "Redemption Price"), payable in cash, of $25.00, together with all accrued and unpaid dividends to and including the date fixed for redemption (the "Redemption Date"), without interest, to the full extent the Company has funds legally available therefor. The Series H Preferred Stock shall have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

     (2)  Procedures of Redemption.
          ------------------------
           (i) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 90 days prior to the Redemption Date. Notice of any redemption will also be mailed by the registrar, postage prepaid, not less than 30 nor more than 90 days prior to the Redemption Date, addressed to each holder of record of the Units to be redeemed at the address set forth in the share transfer records of the registrar. Any notice mailed in the manner provided herein shall be conclusively presumed to have been given on the date mailed whether or not the holder received the notice. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Units except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law or by the applicable rules of any exchange upon which Units may be listed or admitted to trading, such notice shall state: (a) the

     Redemption Date; (b) the Redemption Price; (c) the number of Units of Series H Preferred Stock to be redeemed; (d) the place or places where certificates for such Units are to be surrendered for payment of the Redemption Price; and (e) that dividends on the Units to be redeemed will cease to accumulate on the Redemption Date. If fewer than all of the Units of Series H Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Units of Series H Preferred Stock to be redeemed from such holder.

           (ii)  If  notice has been mailed in accordance with subparagraph
     (e)(2)(i) above and provided that on or before the Redemption Date specified in such notice all funds necessary for such redemption shall have been irrevocably set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the Units so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Redemption Date, dividends on the Units so called for redemption shall cease to accumulate, and said Units shall no longer be deemed to be outstanding and shall not have the status of Units of Series H Preferred Stock and all rights of the holders thereof as shareholders of the Corporation (except the right to receive the Redemption Price) shall cease. Upon surrender, in accordance with such notice, of the certificates for any Units of Series H Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such Units of Series H Preferred Stock shall be redeemed by the Corporation at the Redemption Price. In case fewer than all the Units of Series H Preferred Stock represented by any such certificate are redeemed, a new certificate or certificates shall be issued presenting the unredeemed Units of Series H Preferred Stock without cost to the holder thereof.

           (iii) Any funds deposited with a bank or trust company for the purpose of redeeming Units of Series H Preferred Stock shall be irrevocably deposited except that:

                (A) the Corporation shall be entitled to receive from such bank or trust company the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any Units redeemed shall have no claim to such interest or other earnings; and

                (B) any balance of monies so deposited by the Corporation and unclaimed by the holders of the Units entitled thereto at the expiration of two years from the applicable Redemption Date shall be repaid, together with any interest or other earnings earned thereon, to the Corporation, and after any such repayment, the holders of the Units entitled to the funds so repaid to the Corporation shall look only to the Corporation for payment without interest or other earnings.

           (iv) No Units of Series H Preferred Stock may be redeemed except from proceeds from the sale of other capital stock of the Corporation, including but not limited to common stock, preferred stock, depositary shares, interests, participations or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

           (v) Unless full accumulated dividends on all Units of Series H Preferred Stock and any other class or series of Parity Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Dividend Periods and the then current Dividend Period, no Units or Parity Stock shall be redeemed or purchased or otherwise acquired directly or indirectly; provided, however, that the foregoing shall not prevent the redemption of Units or Parity Stock to preserve the Corporation's REIT status or the purchase or acquisition of Units or Parity Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Units of Series H Preferred Stock or Parity Stock, as the case may be.

          (vi) If the Redemption Date is after a Record Date and before the related Quarterly Dividend Date, the dividend payable on such Quarterly Dividend Date shall be paid to the holder in whose  name  the Units of Series H Preferred Stock to be redeemed  are
     registered   at   the   close  of  business  on   such   Record   Date
     notwithstanding the redemption thereof between such Record Date and the related Quarterly Dividend Date or the Corporation's default in the payment of the dividend due. Except as provided above, the Company will make no payment or allowance for unpaid dividends, whether or not in arrears, on Units to be redeemed.

           (vii) In case of redemption of less than all of the Units of the Series H Preferred Stock at the time outstanding, the Units of Series H Preferred Stock to be redeemed shall be selected by the Corporation by lot or pro rata from the holders of record of such Units in proportion to the number of Units of Series H Preferred Stock held by such holders (with adjustments to avoid redemption of fractional shares) or by any other equitable method determined by the Corporation in its sole and absolute discretion.

     (f)  Voting Rights.
          -------------
          Except as required by law, and as set forth below, the holders of the Units shall not be entitled to vote at any meeting of the shareholders of the Corporation for election of Directors or for any other purpose or otherwise to participate in any action taken by the Corporation or the shareholders thereof, or to receive notice of any meeting of shareholders and the consent of the holders of the Units shall not be required for the taking of any corporate action.

      (1) If and whenever dividends payable on the Units or any series or class of Parity Stock shall be in arrears for six consecutive or otherwise Dividend Periods, whether or not declared, the number of directors then constituting the Board of Directors shall be increased by two, and the holders of such Units, together with the holders of shares of every other series of Parity Stock, voting together as a single class regardless of series, shall be entitled to vote for the election of two additional directors of the Corporation at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Units and the Parity Stock called as hereinafter provided. Whenever all arrears in dividends on the Units and the Parity Stock then outstanding shall have been paid and dividends thereon for the current Dividend Period shall have been paid or declared and set apart for payment, then the right of the holders of the Units and the Parity Stock to elect such additional two directors shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six consecutive Dividend Periods), and the terms of office of all persons elected as directors by the holders of the Units and the Parity Stock shall immediately terminate and the number of the Board of Directors shall be reduced accordingly.

     (2) At any time after such voting rights shall have been so vested in the holders of the Units and the Parity Stock, the secretary of the Corporation may, and upon the written request of holders of record of at least ten percent (10%) of the Units then outstanding (addressed to the secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Units and of the Parity Stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as provided above shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Units may call such meeting, upon the notice provided above, and for that purpose shall have access to the stock records of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as provided above. If any vacancy shall occur among the directors elected by the holders of the Units and the Parity Stock, a successor shall be elected by the Board of Directors, upon the nomination of the then-remaining director elected by the holders of the Units and the Parity Stock or the successor of such remaining director, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

     (3) So long as any Units of Series H Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least two-thirds of the Units and the Parity

Stock outstanding at the time, acting as a single class regardless of series, given in person or by proxy, either in writing or at a meeting,

           (A) authorize or create, or increase the authorized or issued amount of, any class or series of Equity Securities ranking prior to the Series H Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized shares of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

           (B) amend, alter or repeal the provisions of the Articles of Incorporation, including this Amendment, so as to materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Stock, the Parity Stock or the holders thereof; provided, however, that the amendment of the provisions of the Articles of Incorporation so as to authorize or create or to increase the authorized amount of shares of any class of any Fully Junior Stock or Junior Stock that are not senior in any respect to the Series H Preferred Stock, or any shares of any class ranking on a parity with the Series H Preferred Stock or the Parity Stock, shall not be deemed to adversely affect the rights, preferences, privileges or voting power of the Series H Preferred Stock; and provided further, however, that if any such amendment, alteration or repeal would materially and adversely affect any right, preference, privilege or voting power of the Series H Preferred Stock or another series of Parity Stock that is not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least two thirds of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least two thirds of the votes entitled to be cast by the holders of the Units of the Series H Preferred Stock and the Parity Stock otherwise entitled to vote in accordance herewith; or

           (C) effect or validate a share exchange that affects the Series H Preferred Stock, a consolidation with or merger of the Corporation into another entity, or a consolidation with or merger of another entity into the Corporation, unless in each such case each Unit of Series H Preferred Stock (x) shall remain outstanding without a material and adverse change to its terms and rights or (y) shall be converted into or exchanged for preferred stock of the surviving entity having preferences, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Unit of Series H Preferred Stock (except for changes that do not materially and adversely affect the holders of the Units).

      The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding Units of Series H Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

     (4) On each matter submitted to a vote of the holders of Units of the Series H Preferred Stock in accordance with this Section 6.11, or as otherwise required by law, each Unit of Series H Preferred Stock shall be entitled to one vote. With respect to each Unit of Series H Preferred Stock, the holder thereof may designate a proxy, with each such proxy having the right to vote on behalf of the holder.

     (g)  Retirement.
          ----------
           Except as otherwise provided in the Articles of Incorporation, all Units of Series H Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to class or series.

     (h)  Conversion.
          ----------
          The Units of Series H Preferred Stock are not convertible into or exchangeable for any other property or securities of the Corporation.

     (i)  Record Holders.
          --------------
          The Corporation and the Corporation's transfer agent may deem and treat the record holder of any Units of Series H Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor its transfer agent shall be affected by any notice to the contrary.